UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2019

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Separation Agreement with Mr. Victor Herrero
On January 25, 2019, Mr. Victor Herrero Amigo (“Mr. Herrero”), the Chief Executive Officer of Guess?, Inc. (the “Company”), and the Company entered into, and the Company’s Board of Directors (the “Board”) approved, a Separation Agreement pursuant to which Mr. Herrero’s employment with the Company will end on February 2, 2019, and Mr. Herrero will resign as a member of the Board, effective on that date.
Mr. Herrero’s Separation Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The following description of the Separation Agreement is qualified in its entirety by reference to such exhibit. The Separation Agreement provides that the Company will pay Mr. Herrero severance benefits of his current monthly base salary ($100,000) for a period of 24 months following his separation, Mr. Herrero will receive his bonus for fiscal year 2019, the Company will continue to reimburse Mr. Herrero the premiums (up to $10,000 per year for two years) to continue certain life insurance coverage, the Company will pay or reimburse Mr. Herrero for his premiums to continue healthcare coverage under COBRA for up to 24 months, Mr. Herrero is entitled to full vesting of his equity awards granted by the Company that were subject to only time-based vesting requirements or a performance-based vesting condition for a performance period of one year, and pro-rata vesting (based on the portion of the applicable vesting period worked prior to the separation date) of his initial stock option grant from the Company and his equity awards granted by the Company with three-year performance periods. Vesting of the equity awards with performance-based vesting requirements remains subject to the applicable performance-based vesting conditions.
Employment of Mr. Carlos Alberini
On January 25, 2019, the Company and Mr. Carlos Alberini (“Mr. Alberini”) agreed that the Company would appoint Mr. Alberini to serve as Chief Executive Officer of the Company effective upon his separation from his current employer, which is expected to be not later than March 27, 2019 (the “Effective Date”). The Board also intends to appoint Mr. Alberini to the Board effective on the Effective Date because Mr. Alberini possesses particular knowledge and experience in retail and merchandising, branded consumer goods, accounting, financing and capital finance, board practices of other large retail companies and leadership of complex organizations.
Mr. Alberini, age 63, has served as the Chairman and Chief Executive Officer of Lucky Brand since February 2014. Mr. Alberini served as the Co-Chief Executive Officer of RH (formerly known as Restoration Hardware Holdings, Inc.) from June 2010 through October 2012 and from July 2013 through January 2014, and he served as the sole Chief Executive Officer of RH from October 2012 through July 2013. Mr. Alberini has served on the board of directors of RH since June 2010. Mr. Alberini was President and Chief Operating Officer of the Company from December 2000 to June 2010. From May 2006 to July 2006, Mr. Alberini served as Interim Chief Financial Officer of the Company. Mr. Alberini served as a member of the board of directors of the Company from December 2000 to September 2011. From October 1996 to December 2000, Mr. Alberini served as Senior Vice President and Chief Financial Officer of Footstar, Inc., a retailer of footwear. From May 1995 to October 1996, Mr. Alberini served as Vice President of Finance and Acting Chief Financial Officer of the Melville Corporation, a retail holding corporation. From 1987 to 1995, Mr. Alberini was with The Bon-Ton Stores, Inc., an operator of department stores, in various capacities, including Corporate Controller, Senior Vice President, Chief Financial Officer and Treasurer. Prior to that, Mr. Alberini served in various positions at PricewaterhouseCoopers LLP, an audit firm.
There are no arrangements or understandings between Mr. Alberini and any other persons pursuant to which Mr. Alberini is to be appointed, effective on the Effective Date, the Company’s Chief Executive Officer and a member of the Board. There are no family relationships between Mr. Alberini and any director or executive officer of the Company, and Mr. Alberini has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
On January 27, 2019, the Company and Mr. Alberini entered into an Employment Agreement (the “Employment Agreement”) that includes the following compensation and benefits for Mr. Alberini:

•	Mr. Alberini will be entitled to an initial annual base salary of $1,200,000, subject to annual review by the Compensation Committee of the Board (the “Compensation Committee”).

•
Mr. Alberini will be entitled to a signing bonus of $1,000,000 (the “Signing Bonus”) and a restricted stock unit award (the “Signing Restricted Stock Unit Award”), both to help compensate Mr. Alberini for incentives with his current employer that he will forfeit in connection with joining the Company. The Signing Restricted Stock Unit Award will be granted on the Effective Date under the Company’s 2004 Equity Incentive Plan, as amended (the “Equity Plan”), and will cover 150,000 shares of the Company’s common stock. Except as described below, the Signing Restricted Stock Unit award is fully vested and payable. In the event Mr. Alberini voluntarily terminates his employment with the Company for any reason other than “Good Reason” (as defined in the Employment

Agreement) prior to the first anniversary of the Effective Date (regardless of the number of days he was employed by the Company prior to such termination), then (1) Mr. Alberini will be required to reimburse the Company for the full amount of the Signing Bonus and (2) Mr. Alberini will be required to return to the Company the shares subject to the Signing Restricted Stock Unit Award (and, as to any such shares that he may have sold, the amount of the proceeds from any such sale).

•
Mr. Alberini will be entitled to an annual incentive bonus opportunity based on the achievement of performance criteria to be established by the Compensation Committee. Mr. Alberini’s annual threshold, target and stretch bonus opportunities will be 100%, 200% and 300%, respectively, of his base salary for the corresponding year.

•
On the Effective Date, the Company will grant Mr. Alberini stock options to purchase 600,000 shares of the Company’s common stock under the Equity Plan (the “Initial Stock Option Award”). The per share exercise price of the options will equal the closing price (in regular trading) of a share of the Company’s common stock on the New York Stock Exchange on the Effective Date (or as of the most recent trading day if the Effective Date is not a trading day). The stock options have a maximum term of ten years and one-fourth of the stock options will be scheduled to vest on each of the first four anniversaries of the Effective Date.

•
On the Effective Date, the Company will grant Mr. Alberini an additional restricted stock unit award (the “Initial Restricted Stock Unit Award”) with respect to 250,000 shares of the Company’s common stock under the Equity Plan, with one-fourth of the units subject to the award to be scheduled to vest on each of the first four anniversaries of the grant date and, in each case, with vesting also contingent upon the Company’s satisfaction of performance goals to be established by the Compensation Committee.

•
While Mr. Alberini is employed by the Company and commencing with the Company’s 2021 fiscal year, and provided that Mr. Alberini is employed by the Company at the time that the Company sets its performance goals for that year for purposes of the Company’s executive compensation programs generally, when the Company sets such performance goals for that year for purposes of the Company’s executive compensation programs the Company will grant Mr. Alberini an additional equity award. The target grant date fair value of any such additional equity award for Mr. Alberini in any such fiscal year will, in the aggregate, be not less than $3,800,000 (based on the grant date fair value of the awards as determined by the Company for its financial reporting purposes).

Mr. Alberini will also be entitled to certain employee benefits once he is employed, and to Company-paid life insurance.
The term of Mr. Alberini’s Employment Agreement with the Company will be for an initial three year term commencing on the Effective Date, with automatic one-year renewals unless one party has provided the other party with advance notice of non-renewal of the term and subject to earlier termination of employment by either the Company or Mr. Alberini. The Employment Agreement generally provides that if Mr. Alberini’s employment with the Company is terminated by the Company without Cause, upon expiration of the term of the Employment Agreement then in effect by reason of the Company’s delivery of a notice of non-renewal if the Company did not have Cause to deliver such non-renewal notice, or by Mr. Alberini for Good Reason, Mr. Alberini will be entitled to receive the following separation benefits: (1) payment of an aggregate amount equal to two times his base salary (or, in the event such termination of employment occurs within 12 months before, upon or within two years after a “Change in Control” (as defined in the Employment Agreement), Mr. Alberini will instead be entitled to payment of an aggregate amount equal to two times the sum of his base salary and target annual bonus), with such amount generally payable in 24 substantially equal monthly installments following the termination of employment; (2) a pro-rata portion of his bonus for the year in which the termination occurs (pro-rata based on the number of days of employment during the year and based on actual performance for the year had his employment continued through the year); (3) reimbursement of Mr. Alberini’s life insurance premiums of up to $10,000 per year for up to two years; (4) payment or reimbursement of Mr. Alberini’s premiums to continue healthcare coverage under COBRA for up to 24 months; (5) to the extent that the Initial Stock Option Award or Initial Restricted Stock Unit Award is then outstanding and otherwise unvested, the Initial Stock Option Award will fully vest, the service-based vesting condition applicable to the Initial Restricted Stock Unit Award will no longer apply and such award will remain outstanding following the termination of employment pending satisfaction of the applicable performance-based vesting condition and, if the applicable performance-based vesting condition is satisfied, such award will become fully vested on the Compensation Committee’s certification of the satisfaction of such condition; and (6) as to each other stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Alberini by the Company that is then outstanding and otherwise unvested, (a) the equity award will vest as to a pro-rata portion of the number of shares subject to the award covered by the next time and service-based vesting installment applicable to the award that is otherwise scheduled to vest after the date of Mr. Alberini’s termination of employment (pro-rata based on the number of days of employment during the period beginning on the last time and service-based vesting date under the applicable award that occurred prior to the termination of employment and ending on the next time and service-based vesting date under the applicable award that was next scheduled to occur after the termination of employment), and (b) as to an award that is subject to performance-based vesting requirements, the award will remain subject to the applicable performance-based vesting conditions and the pro-rata vesting provided for above will apply only as to the next installment scheduled to vest pursuant to the time and service-based vesting conditions applicable to the award. If, however, such a termination of Mr. Alberini’s employment occurs within 12 months before, upon, or within two years after a Change in Control, as to each such stock option, restricted stock, restricted stock unit or similar equity award granted to Mr. Alberini by the Company that is then outstanding and otherwise unvested (and did not otherwise accelerate pursuant to the foregoing provisions), the time and service-based vesting condition applicable to the equity award will no longer apply in its entirety, and any performance-based condition and timing of payment of the award will be as provided in the applicable award agreement. Mr. Alberini’s receipt of the separation benefits described above is conditioned on Mr. Alberini delivering a release of claims in favor of the Company.
If Mr. Alberini’s employment terminates due to his death or “Disability” (as defined in the Employment Agreement), he will be entitled to receive the following separation benefits: (1) payment of the pro-rata bonus described above for the year in which his employment terminates except that the pro-rata bonus will be based on the “target” level of performance for the year; and (2) each of his then outstanding and unvested equity awards will be treated as described in clause (6) of the paragraph above.
Mr. Alberini will not be entitled to a change in control excise tax gross-up.
Interim Chief Executive Officer
On January 25, 2019, the Board appointed Maurice Marciano, age 70, current Chairman of the Board, to serve as Interim Chief Executive Officer of the Company during the period between the date of separation of Mr. Herrero from the Company and the Effective Date of Mr. Alberini serving as Chief Executive Officer of the Company.
Maurice Marciano was one of the founders of the Company in 1981. Since that time, he has served in a number of senior executive positions with the Company, including his role as executive Chairman of the Board from 2007 until January 28, 2012, and non-executive Chairman from June 8, 2018 until now. Between 1999 and 2007, he served as Co-Chairman of the Board and Co-Chief Executive Officer, together with his brother, Paul Marciano. Maurice Marciano retired as an employee and executive of the Company in January 2012. Following his retirement and until January 28, 2015, he provided consulting services to the Company under the terms of a consulting agreement originally entered into in connection with his retirement. Maurice Marciano has served as a director of the Company since 1981 (except for the period from January 1993 to May 1993).
There are no arrangements or understandings between Maurice Marciano and any other persons pursuant to which Maurice Marciano was appointed to serve as Interim Chief Executive Officer of the Company. Except as previously disclosed under the caption “Certain Relationships and Related Transactions” in the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 22, 2018, there are no transactions between Maurice Marciano and the Company that would be reportable under Item 404(a) of Regulation S-K. Maurice Marciano’s brother, Paul Marciano, is Chief Creative Officer of the Company and a member of the Board.
Maurice Marciano will not receive any additional compensation for serving as Interim Chief Executive Officer. Maurice Marciano will also continue to serve as Chairman of the Board.
Chief Creative Officer
On January 30, 2019, Paul Marciano’s term of employment pursuant to his Executive Employment Agreement with the Company dated as of January 26, 2016, as amended by a letter agreement dated as of April 28, 2017, will expire. After conducting its annual review of Company operations, management, and business plans, the Board determined that it is in the best interests of the Company if Paul Marciano remains in his position as Chief Creative Officer. The Board requested that Paul Marciano continue his employment in his current role on an at-will basis and remain as a member of the Board following January 30, 2019. On January 25, 2019, Paul Marciano agreed to do so.
Item 7.01. Regulation FD Disclosure.
On January 28, 2019, the Company issued a press release announcing Mr. Herrero’s pending separation from the Company, Mr. Alberini’s pending appointment as Chief Executive Officer of the Company, Maurice Marciano’s appointment as Interim Chief Executive Officer of the Company upon Mr. Herrero’s separation and Paul Marciano’s continuation as Chief Creative Officer of the Company, each as discussed in Item 5.02 herein. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated January 25, 2019, between Guess?, Inc. and Victor Herrero Amigo
99.1	Press Release of Guess?, Inc. dated January 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	January 28, 2019	GUESS?, INC.

		By:	/s/ Sandeep Reddy
Sandeep Reddy Chief Financial Officer